EXHIBIT 10.1

Agreement

Party A: DongYing (Jiangsu) Pharmaceutical Co., Ltd. (“DongYing”)

Party B: Jiangsu LianHuan Pharmaceuticals Co., Ltd. (“LianHuan”)

DongYing has obtained the approval of clinical trial of Eplerenone, and wants to manufacture Eplerenone in a production base which fulfills all the national requirements for medicine production. LianHuan has such production base and wants to co-develop Eplerenone with DongYing in order to be the first one in China to obtain the New Drug Certificate.

This Agreement sets forth the rights and obligations with regard to the abovementioned cooperation as follows:

I. Special agreement with regard to getting production approval of Eplerenone.

1. The clinical certificate of Eplerenone (including raw materials, pills and capsules) are the research products of DongYing with huge input of capital.

2. LianHuan will invest in clinical research, and will finish the application for Eplerenone production approval including its raw materials, pills and capsules, within one and a half year of the execution date of this Agreement. LianHuan will by that time get the medicine production case number and will be responsible for the production of all necessary samples in the clinical trial stage. LianHuan is responsible for all fees incurred in that stage including evaluation fee, examination fee and conference fee. In the abovementioned one and a half years:

(1) LianHuan will finish the clinical trial and the summary of the clinical trial.

(2) LianHuan will cooperate with DongYing complete the application process of production approval.

3. The New Drug Certificate and the production approval are owned by Party A and Party B jointly. LianHuan, as the applicant for the approval, owns the production approval of raw materials, pills and capsules.

4. After getting the production approval,  the production of raw materials and pills will be in LianHuan with the cost added to the calculation of the profit, 60% of net profit of the Eplerenone sale belongs to DongYing while the remaining 40% belongs to LianHuan. DongYing will assign its CFO to calculate the profits.

5.  Neither party can assign the manufacture to a third party without consent of the other party.

6. The sales regions are determined according to both parties’ sales strength. Profits are shared according to Clause 4.

7. Both parties shall establish committees to deal with relevant issues raised in manufacture.

8. If issues regarding Eplerenone’s patent raise, both parties shall try their best to settle the issues and if necessary, shall ally with other companies to take action.

9. Both parties will invest several tens of thousands of RMB as needed  to accelerate the production approval process in order for a national exclusive protection.

10. If DongYing intends to manufacture and sale capsules, the sales policies set by Party A needs to be approved by Party B and shall be executed accordingly. LianHuan will provide raw materials at cost unconditionally.

II. Breach

1. If LianHuan breaches this Agreement, DongYing is entitled to request LianHuan mitigate the loss or for an expectation monetary damage which will be co-owned capital for future cooperation.

2. If DongYing breaches this Agreement by transferring the intellectual property right to a third party, LianHuan is entitled for the profits resulted from the Eplerenone sale according to the fair market price.

3. If either party and its distributors (whether contracted or not) engage in goods trafficking, the non-breaching party is entitled to take action to stop it and is also entitled for double damage according to the market price of the regions at issue.

III. Confidentiality

1. In manufacture, Party B has a duty to keep the business secretes of Party A confidential.

2. In manufacture, Party C has a duty to keep the business secretes of Party B confidential.

IV. Miscellaneous

1. Any usdiscussed issues shall be resolved by negotiation. If negotiation fails, either party is entitled for arbitration by local arbitration commission.

2. Mergers, reorganization and separation of either party do not affect the effectiveness of this Agreement.

3. This Agreement shall be made in three copies, and becomes effective upon execution.

Party A: DongYing (Jiangsu) Pharmaceutical Co., Ltd.   /stamped/

/s/ Lequn Huang

Lequn Huang

Party B: Jiangsu LianHuan Pharmaceuticals Co., Ltd. /stamped/

/s/ Xiongjian Qin

Xiongjian Qin

Date: July 26, 2010